                                  EXHIBIT 23.3




                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Vertex Interactive, Inc. for the registration of 5,712,397 shares of its common stock and to the incorporation by reference therein of our report dated May 19, 2000, with respect to the combined financial statements of Data Control Systems, Inc. and DCS Capital Corp. included in Vertex Interactive, Inc.'s Current Report on Form 8-K/A dated March 31, 2000, filed with the Securities and Exchange Commission on June 14, 2000.

                                                          /s/WithumSmith+Brown
New Brunswick, New Jersey
December 18, 2000